Exhibit 10.2

SECURITY AGREEMENT

DEBTOR: Better Choice Company Inc. 81 Prospect Street Brooklyn, New York 11201 Attention: Damian Dalla-Longa	SECURED PARTY: Franklin Synergy Bank 3325 West End Avenue Nashville, Tennessee 37203 Attention:Melinda Bailey

THIS SECURITY AGREEMENT (this “Agreement”) is made as of this 6th day of May, 2019 between BETTER CHOICE COMPANY INC., a Delaware corporation, having a place of business at the address shown above (the “Debtor”) and FRANKLIN SYNERGY BANK, a Tennessee banking corporation, having a place of business at the address shown above banking corporation, having a place of business at the address shown above (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, Secured Party has agreed to extend certain credit to Debtor under certain terms and conditions; and

WHEREAS, Secured Party desires to obtain, and Debtor desires to grant, a security interest in certain property of Debtor, now owned or hereafter acquired, and the proceeds thereof, to secure repayment of all indebtedness described in Section 2 hereof.

NOW, THEREFORE, in consideration of the extension of certain credit to Debtor by Secured Party, and in consideration of the premises and the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

Section 1.     Security Interest. As security for the payment of the indebtedness more particularly described in Section 2 of this Agreement, Debtor hereby collaterally assigns to Secured Party and grants to Secured Party a security interest in and to all of Debtor’s presently existing and hereafter acquired rights in and to the items and types of property described on Exhibit A, including, without limitation, all proceeds thereof (including insurance proceeds) and products attributable to or arising therefrom (collectively the “Collateral”).

Section 2.     Indebtedness. The security interest granted herein by Debtor secures and shall secure:

(a)     Prompt and full payment of all indebtedness and obligations of Debtor to Secured Party evidenced by that certain Revolving Line of Credit Promissory Note in the original principal amount of up to SIX MILLION TWO HUNDRED AND NO/100 DOLLARS ($6,200,000.00) executed of even date herewith by Debtor to the order of Secured Party, as such may be amended from time to time (the “Note”);

(b)     Prompt payment and performance of all obligations of Debtor to Secured Party under that certain Loan Agreement between Debtor and Secured Party dated of even date herewith, as such may be amended from time to time (the “Loan Agreement”) and under the other Loan Documents, as such term is defined in the Loan Agreement; and

(c)     Payment of all costs and expenses incurred by Secured Party in enforcing or protecting its rights with respect to the Collateral or the indebtedness secured by the Collateral, including, but not limited to, reasonable attorneys’ fees.

For purposes of this Agreement, all such obligations described in this Section 2 shall be referred to as “Indebtedness” and shall be secured by the Collateral.

Section 3.     Debtor’s Representations to Secured Party. Debtor hereby represents the following facts to be true and correct as of the date hereof:

(a)     Debtor is the true and lawful owner of the Collateral;

(b)     Debtor has good right to assign and grant a security interest in the Collateral;

(c)     There are no advances, liens, security interests or encumbrances against any of the Collateral, and there have been no prior assignments of any of the Collateral; and

(d)     Debtor’s name, state of organization and type of entity are accurately stated at the beginning of this Agreement.

Section 4.     Warranties and Covenants. Debtor hereby warrants, covenants and agrees that, until the Indebtedness secured hereby shall have been paid in full or unless Debtor shall have received the prior written consent of the Secured Party:

(a)     Protection and Use of Collateral. Debtor will keep the Collateral free from any adverse lien, security interest, or encumbrance (other than the security interest granted herein), and Debtor will not waste or destroy the Collateral or any part thereof; Debtor will not use the Collateral in violation of any regulations, statute or ordinance or of any judgments, citations, decrees or orders of any judicial or administrative authority;

(b)     Sale, Assignment or Impairment of Collateral. Without Secured Party’s prior written consent (which consent shall not be unreasonably withheld), Debtor will not sell, assign or offer to sell or otherwise transfer, dispose of or encumber the Collateral, or any interest therein, or otherwise dispose of any material asset, for less than its reasonable fair market value in such manner as to materially diminish the value of the Collateral, or in any other manner impair any of its assets so as to substantially diminish the value of the Collateral;

(c)     Insurance. Debtor will maintain such insurance on the Collateral as required by Secured Party with insurance carriers acceptable to Secured Party;

(d)     Indemnification. Debtor will and does hereby agree to indemnify and hold Secured Party harmless against all claims arising out of or in connection with Debtor’s ownership or use of the Collateral;

(e)     Removal of Collateral. Debtor warrants and represents to and covenants with Secured Party that: (i) Secured Party’s security interest in the Collateral is now and at all times hereafter shall be perfected and have a first priority; (ii) the offices and/or locations where Debtor keeps the Collateral and Debtor’s books and records concerning the Collateral are at the locations set forth on Schedule 1 hereof, and Debtor shall not remove such books and records and/or the Collateral therefrom and shall not keep any of such books and records and/or the Collateral at any other office or location unless Debtor gives Secured Party written notice thereof within thirty (30) days thereof and the same is within the continental United States of America; and (c) such addresses include and designate Debtor’s chief executive office, chief place of business and other offices and places of business and are Debtor’s sole offices and places of business. Debtor, by written notice delivered to Secured Party within thirty (30) days thereof, shall advise Secured Party of Debtor’s changing the state of its formation, opening of any new office or place of business or its closing of any existing office or place of business and any new office or place of business shall be within the continental United States of America;

(f)     Inspect Collateral. Secured Party (by any of its officers, employees and/or agents) shall have the right, at any time or times during Debtor’s usual business hours, to inspect the Collateral and all related records (and the premises upon which it is located) and all financial records and to verify the amount and condition of the Collateral or any other matter whether or not relating to the Collateral. After an Event of Default, all costs, fees and expenses incurred by Secured Party, or for which Secured Party has become obligated, in connection with such inspection and/or verification shall be payable by Debtor to Secured Party;

(g)     Tax Liens, Etc. Debtor agrees to pay all taxes or other liens taking priority over the security interest created in this Agreement and, should default be made in the payment of same, Debtor agrees to give Secured Party prompt notice of such default, and Secured Party, at its option, may pay the same, which shall then become part of the Indebtedness secured hereby;

(h)     Discharge Liens. Secured Party, in its sole and absolute discretion, without waiving or releasing any obligation, liability or duty of Debtor under this Agreement or otherwise, may at any time or times hereafter, but shall be under no obligation to pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by a person against the Collateral. All sums paid by Secured Party in respect thereof and all costs, fees and expenses, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto incurred by Secured Party on account thereof shall be payable by Debtor to Secured Party; and

(i)     Additional Actions. Debtor will, at its own expense, take all such actions, and execute or procure all such documents, as Secured Party may from time to time deem appropriate to protect its security interest under this Agreement against the interest of third persons. Without limiting the foregoing, Debtor shall provide, at Secured Party’s request, any consents to assignment, control agreements, landlords’ waivers, acknowledgments and other third-party documents that Secured Party may deem necessary or advisable to perfect or protect Secured Party’s security interest in the Collateral or to protect Secured Party’s rights to enforce any contracts or other agreements included in the Collateral. Secured Party is hereby appointed Debtor’s attorney in fact to do all acts and things that Secured Party may deem necessary to perfect and/or continue the perfection of the security interest created by this Agreement and to protect the Collateral. Debtor shall pay all costs, fees and expenses in connection with any of the foregoing. Debtor further agrees to pay all costs and fees for filing any termination statements. Debtor authorizes the Secured Party to file all such UCC financing statements and amendments, in all such filing offices, as Secured Party may deem necessary or reasonable to perfect its security interest in the Collateral.

Section 5.     Events of Default. The term “Event of Default”, whenever used in this Agreement, shall mean, subject to any applicable notice and cure periods, the occurrence of an Event of Default under, and as defined in, the Loan Agreement.

Section 6.     Remedies. Secured Party shall have the following remedies hereunder:

(a)     Acceleration and Foreclosure, Etc. Upon the happening of any Event of Default, and at any time thereafter, at the option of the Secured Party, any and all Indebtedness secured hereby shall become immediately due and payable without presentment or demand or any notice to Debtor or any other person obligated thereon, and Secured Party shall have and may exercise any or all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Tennessee, and as otherwise contractually granted herein or under any other applicable law or under any other agreement executed by Debtor in favor of Secured Party, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of or utilize such portion of the Collateral and any part or parts thereof in any manner authorized or permitted under said Uniform Commercial Code after default by a Debtor, and to apply the proceeds thereof toward payment of any costs and expenses and reasonable attorneys’ fees and legal expenses thereby incurred by Secured Party and toward payment of the obligations in such order or manner as Secured Party may elect. Additionally, and as an essential part of the bargained for consideration running to the Secured Party, and to the extent permitted by applicable law, Debtor hereby expressly grants to Secured Party the contractual right to purchase any or all of the Collateral at private sale any time after 10 days’ notice of such sale shall have been sent to Debtor by Secured Party.

(b)     Waiver of Notice, Etc. Debtor agrees that if notice of public or private sale or disposition of the Collateral is required under law, then such notice mailed or sent by overnight courier, in each case with charges prepaid, to Debtor at the address stated at the beginning of this document at least 10 days before the time of the proposed sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement of giving of notice, and the proposed sale may take place any time after such 10 day period without the necessity of sending another notice to Debtor. Secured Party may postpone and reschedule any proposed sale or disposition at its option without the necessity of giving Debtor further notice of such fact as long as the rescheduled sale occurs within 60 days of the originally scheduled sale.

(c)     Method of Sale of Collateral Approved. All recitals in any instrument of assignment or any other document or paper executed by Secured Party incident to sale, transfer, assignment or other disposition or utilization of the Collateral or any part thereof hereunder shall be sufficient to establish full legal propriety of the sale or other action taken by Secured Party or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action shall be presumed conclusively to have been performed or to have occurred. Secured Party shall not be required to prepare or process Collateral before disposition, or to make any warranties of title or otherwise to any person acquiring any of the Collateral. Secured Party may, at its option, dispose of Collateral on credit terms, and, in such event, shall credit Debtor only with the amounts of cash proceeds actually received by from time to time thereafter by Secured Party and applied to the Indebtedness.

(d)     Preservation and Use of Collateral and Proceeds. In addition to the foregoing provisions, following an Event of Default, and upon Secured Party’s demand, Debtor agrees to assemble the Collateral at the location of the Debtor’s office and make same available to Secured Party immediately. Secured Party is hereby granted a license or other right to use, without charge, Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any tangible or intangible property or rights of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Debtor’s rights under all licenses and all franchise agreements shall inure to Secured Party’s benefit.

Section 7.     Secured Party’s Powers and Duties with Respect to Collateral.

(a)     Secured Party shall be under no duty to collect any amount that may be or become due at any time on any of the Collateral, to realize on Collateral, to keep any Collateral insured, to collect principal, interest or dividends, to make any presentments, demands or notices of protest or preserve any rights against third parties, in connection with any of the Collateral, or to do anything for the enforcement and collection of Collateral or the protection thereof.

(b)     Not limiting the generality of any of the foregoing but in amplification of the same, Secured Party shall be in no way liable to or responsible for any diminution in the value of the Collateral from any cause whatsoever.

(c)     Debtor agrees to do all things necessary to preserve and maintain the value and collectability of the Collateral, and on the failure of Debtor to so do, Secured Party may, after giving Debtor written notice of its intention to do so, make such payments and advance such sums on account thereof as Secured Party, in its discretion, deems desirable. Debtor agrees to reimburse Secured Party immediately upon demand for all such payments and advances plus interest thereon at the Default Rate (as defined in the Loan Agreement), repayment of all of which is secured by this Agreement and the Collateral.

(d)     Secured Party, or any of its agents, shall have the right to call at reasonable times at the Debtor’s place or places of business at intervals to be determined by Secured Party, and without hindrance or delay, to inspect, audit, check, and make extracts from the books, records, journals, orders, receipts, correspondence, and other data relating to the Debtor’s operations.

Section 8.     General Authority. Effective immediately, but exercisable by Secured Party (or by any person designated by Secured Party) only upon the occurrence of an Event of Default and after the expiration of any applicable notice and cure periods, Debtor hereby irrevocably appoints Secured Party (or any person designated by Secured Party) as Debtor’s true and lawful attorney in fact with full power of substitution, in Secured Party’s name or Debtor’s name or otherwise, for Secured Party’s sole use and benefit, but at Debtor’s cost and expense, to exercise at any time and from time to time all or any of the following powers with respect to all or any of the Collateral:

(a)     To receive, take, endorse, assign and deliver in Secured Party’s name or Debtor’s name any and all checks, notes, drafts and other instruments relating to the Collateral;

(b)     To transmit to account debtors notice of Secured Party’s interest in accounts and to request from account debtors at any time, in Debtor’s name or in Secured Party’s name or the name of Secured Party’s designee;

(c)     To notify account debtors to make payment directly to Secured Party or to any bank designated by Secured Party;

(d)     To take or bring, in Debtor’s name or Secured Party’s name, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of the accounts, to compromise with any account debtor and give acquittance for any and all accounts; and

(e)     In general, to do all things necessary to preserve its rights under the terms of this Agreement, including, without limitation, to take any action or proceedings that Secured Party deems necessary or appropriate to protect and preserve the security interest of Secured Party in the Collateral;

provided, however, the exercise by Secured Party of or failure to so exercise any such authority shall in no manner affect Debtor’s liability to Secured Party hereunder or in connection with the Indebtedness; and provided further, that Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and it shall have no liability for any act or failure to act in connection with any of the Collateral. Secured Party shall not be bound to take any steps necessary to preserve rights in any instrument, contract or lease against third parties.

Section 9.     Survival of Agreements, Representations and Warranties. All agreements, representations and warranties contained herein or made in writing by or on behalf of Debtor in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, any investigation at any time made by Secured Party or on its behalf, and the acquisition and disposition of the Indebtedness. All statements contained in any certificate or other instrument delivered by or on behalf of Debtor pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by Debtor hereunder.

Section 10.     Dealings With Debtor. It is expressly understood and agreed that, notwithstanding anything else contained in this Agreement, Secured Party may, for all purposes hereof deal solely with Debtor in connection therewith, and nothing herein shall be construed so as to require dealings with, consent of, or notice to any other parties or persons.

Section 11.     Agreement Not Exclusive Remedy. This Agreement shall not prejudice the right of Secured Party, at its option, to enforce collection of the Indebtedness by suit or in any lawful manner. If Secured Party has additional security, then it may resort to such other security for the payment of the Indebtedness secured hereby. No right or remedy in this Agreement or in any instrument evidencing the Indebtedness is intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to every other right or remedy herein or therein conferred, or now or hereafter existing, by contract, at law or in equity or by statute.

Section 12.     Non Waiver Provision. No delay or omission by Secured Party to exercise any right or remedy shall impair such right or remedy or any other right or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein; and every right and remedy herein conferred or now or hereafter existing by contract or at law or in equity or by statute may be exercised separately or concurrently and in such order and as often as may be deemed expedient by Secured Party. Not limiting the generality of the foregoing, pursuit or exercise of any right or remedy conferred herein, or by law or in equity or by statute, shall not be, and shall not be considered to be, an election against, or waiver or relinquishment of, any other right or remedy.

Section 13.     Severability. The invalidity or unenforceability of any of the rights or remedies herein provided in any jurisdiction shall not in any way affect the right to the enforcement in such jurisdiction or elsewhere of any of the other rights or remedies herein provided.

Section 14.     Applicable Law. This Agreement is being delivered and is intended to be performed in the State of Tennessee and shall be construed and enforced in accordance with and governed by the substantive law of such State.

Section 15.     Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the successors, representatives and assigns of the parties hereto. This agreement may be signed in counterparts.

Section 16.     Entire Agreement. This Agreement contains the entire Agreement between the Secured Party and the Debtor and supersedes all prior agreements and understandings relating to the subject matter hereof. It may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

Section 17.     Captions. The captions of this Agreement are for the purpose of reference only, and shall not limit or otherwise affect any of the terms hereof.

Section 18.     Notices. Except as expressly provided otherwise herein, all notices, certificates, requests, consents and other communications hereunder shall be made or given in accordance with the notice provisions set forth in the Loan Agreement or the Note to, when applicable, the addresses set forth in the beginning of this Agreement, or at such other address as either party may designate by written notice to the other party in accordance herewith.

Section 19.     Rules of Construction. The Rules of Construction set forth in Section 1.2 of the Loan Agreement are hereby incorporated into this Agreement by this reference and shall be construed to compliment, rather than contradict, the provisions of this Agreement.

Section 20.   JURY TRIAL WAIVER. DEBTOR AND SECURED PARTY HEREBY KNOWINGLY, WILLINGLY AND IRREVOCABLY WAIVES ITS AND THEIR RIGHTS TO DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT, ANY OF THE INDEBTEDNESS, ANY COLLATERAL, OR ANY RELATIONSHIP BETWEEN DEBTOR AND SECURED PARTY. DEBTOR WARRANTS

AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS SECTION MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

DEBTOR:

BETTER CHOICE COMPANY INC., a Delaware corporation

By: /s/ Damian Dalla-Longa

Print Name: Damian Dalla-Longa

Title: Co-CEO

SECURED PARTY:

FRANKLIN SYNERGY BANK, a Tennessee banking corporation

By:/s/ Melinda M. Bailey

      MELINDA M. BAILEY

      Senior Vice President

EXHIBIT A

collateral

The Collateral consists of all of Debtor’s right, title and interest in and to the following described documents and property (and types of property) both presently existing and hereafter acquired or arising:

1.     All assets of Debtor, including, without limitation, all accounts, machinery, apparatus, goods, deposit and operating accounts held with Secured Party, investment property, instruments, documents, chattel paper, letter-of-credit rights, equipment, furniture, inventory, goods, building materials, general intangibles, issues, profits and any commercial tort claims hereafter identified by Debtor in any authenticated record delivered to Secured Party, presently existing and hereafter acquired or arising, by which Debtor has or may have any interest; and

2.     All proceeds (including insurance proceeds) of any and all of the foregoing.

SCHEDULE 1

COLLATERAL LOCATIONS

1.	4025 Tampa Road, Suite 1117, Oldsmar, Florida 34677